                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_] Preliminary Proxy Statement                [_] Confidential, For Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[_] Definitive Additional Materials                by Rule 14a-6 (e)(2))
[_] Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12


                           HealthCor Holdings, Inc.
               (Name of Registrant as Specified In Its Charter)

                  -------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed
pursuant to Exchange Act Rule     0-11 (set forth the amount on which the filing
fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------

     (5) Total fee paid:
                        --------------------------------------------------------

[_] Fee paid previously with preliminary materials: Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:
                                                      --------------------------

     (3) Filing Party:
                      ----------------------------------------------------------

     (4) Date Filed:
                    ------------------------------------------------------------

                            HEALTHCOR HOLDINGS, INC.
                                 DALLAS, TEXAS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Wednesday, June 30, 1999

To the Stockholders
of HealthCor Holdings, Inc.:

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of HealthCor Holdings, Inc., a Delaware corporation (the "Company") is to be held on June 30, 1999, at 10:00 a.m., local time, at the Company's executive offices, 8150 North Central Expressway, Suite M2000, Dallas, Texas 75206 for the following purposes:

     1.  To elect three directors to serve until the 2000 Annual Meeting;

     2. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1999;

     3. To transact all other business that may properly come before the meeting or any adjournment(s) thereof.

     The close of business on May 21, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's executive offices, 8150 North Central Expressway, Suite M2000, Dallas, Texas 75206, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend in person, you are urged to sign, date and mail the enclosed proxy card as soon as possible so that your shares may be represented and voted at the Annual Meeting. A self-addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

By order of the Board of Directors,

HEALTHCOR HOLDINGS, INC.

MICHAEL D. AYRES
President and Treasurer

                           HEALTHCOR HOLDINGS, INC.
                  8150 NORTH CENTRAL EXPRESSWAY, SUITE M2000
                              DALLAS, TEXAS 75206
                                (214) 692-4333

              ---------------------------------------------------

                                PROXY STATEMENT

              ---------------------------------------------------


                   SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of HealthCor Holdings, Inc. (the "Company") for use at the Annual Meeting to be held on June 30, 1999, at 10:00 a.m., local time, at the Company's executive offices, 8150 North Central Expressway, Suite M2000, Dallas, Texas or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. The Company will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about May 28, 1999.

     The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company at the address set forth above, or (iii) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

     At the close of business on May 21, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 10,092,680 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

                           A.  ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting, and, if elected, will serve until the Company's Annual Meeting of Stockholders in 2000 and until their respective successors shall have been duly elected and qualified. Each of these nominees for director currently serves as a director of the Company.
Under the Bylaws of the Company and consistent with Delaware law, directors shall be elected by plurality vote at each annual meeting of stockholders at which a quorum is present and, accordingly, abstentions and "broker non-votes" will have no effect on the election of directors except in determining if a quorum is present. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF CRATES, FINLEY AND FOSTER TO THE BOARD OF DIRECTORS.

     The following table sets forth certain information regarding the director nominees of the Company:

                                                                         SERVED AS           DIRECTOR'S
                                                                         DIRECTOR              TERM
NAME                                   AGE      POSITION                  SINCE               ENDING
----                                   ---      --------                  -----               ------
Robert B. Crates (1).............      36       Director                   1992                2000
Jane B. Finley (2)...............      52       Director                   1996                2000
Michael J. Foster (2)............      46       Director                   1991                2000

-------------------------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee.


     Mr. Crates has served as a Director of the Company since June 1992. Since December 1995, Mr. Crates has been a principal of Crates Thompson Capital, Inc., an investment company engaged primarily in the management of a private equity investment fund. From May 1988 to November 1995, Mr. Crates served as a Vice President of Luther King Capital Management, an investment advisory firm. In that capacity, Mr. Crates, individually and as President of RBC Investment Corp., served as the general partner of LKCM Venture Partners I, Ltd. From October 1994 to January 1995, Mr. Crates concurrently served as Interim Chairman and Chief Executive Officer of Eddie Haggar Limited, Inc., a company in which LKCM Venture Partners had an investment and which filed for protection under federal bankruptcy laws.

     Ms. Finley has served on the Board of Directors since October 1996. Since 1992, Ms. Finley has been an Assistant Professor and Coordinator of the Accounting Program at Belmont University in Nashville, Tennessee. Ms. Finley was a Partner in the Consulting Practice of Deloitte & Touche from 1983 to 1992, and with KPMG Peat Marwick as Manager in the Information Systems practice from 1980 to 1983.

     Mr. Foster has served as a Director of the Company since October 1991 and was elected to the Board of Directors in connection with the purchase by RFE Investment Partners IV, L.P. ("RFE IV") of Series B Preferred Stock of the Company. Since 1989, Mr. Foster has been employed by RFE Management Corp., an investment manager of several private equity investment funds, and a general partner of RFE Associates IV, L.P., the general partner of RFE IV. Prior thereto, Mr. Foster was a partner with the law firm of O'Sullivan Graev & Karabell. Mr. Foster has previously served as a director of Community Health Systems, Inc. and ReLife, Inc. Mr. Foster has served on the Board of Directors of Sterling Health Care Corporation, a company which, together with its subsidiaries, in December 1997 filed for protection under federal bankruptcy laws.

     The director nominees of the Company will hold office until the 2000 Annual Meeting of stockholders of the Company, until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

Directors' Meetings and Committees of the Board Of Directors

     The Board of Directors held 6 meetings during fiscal year 1998. Each of the directors attended at least 75% of the aggregate total meetings of the Board of Directors and any committee on which such director served.

     The Board of Directors currently has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee, which currently consists of Ms. Finley and Mr. Foster, will confer periodically with representatives of the Company's independent auditors to review the general scope of the annual audit, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, and reports to the Board of Directors with respect thereto. The Compensation Committee, which currently consists of Mr. Crates, reviews and makes recommendations with respect to the annual compensation of the Company's executive officers.

Compensation of Directors

     Each director of the Company who is not an officer, employee or affiliate of the Company receives a $1,000 fee for each meeting of the Board of Directors attended by such director and a $500 per month retainer. In addition, directors of the Company are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

     In October 1996, the Company granted Ms. Finley options to purchase 5,000 shares of Common Stock at $11.50 per share vesting over a five-year period and exercisable through October 2006. In March 1998, these options were re-priced at $2.00 per share.

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and the four next most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities during fiscal 1998, 1997 and 1996.

                                                                                  Long-Term
                                                                                Compensation
                                            Annual Compensation                    Awards
                                       -----------------------------  --------------------------------
                                                              Stock
                                                              Option   Other Annual       All Other
                                Year    Salary      Bonus     Shares  Compensation(3)  Compensation(4)
                                ----    ------      -----     ------  ---------------  ---------------
S. Wayne Bazzle (1)             1998   $289,016         --        --              --          $12,060
Chairman of the Board           1997   $286,000         --        --          $2,250          $12,060
Chief Executive Officer         1996   $275,000    $96,250        --          $2,250          $12,060

Cheryl C. Bazzle (2)            1998   $236,020         --        --          $4,646          $ 4,546
President and Chief             1997   $233,829         --        --          $2,250          $ 6,591
  Operating Officer             1996   $225,000    $78,750        --          $2,250          $ 6,591

Judy Kremers (5)                1998   $145,000         --        --          $4,390          $ 4,207
Sr. VP of Operations            1997   $143,842    $30,000        --          $2,375          $ 4,200
                                1996   $135,000    $30,000        --          $1,276          $ 4,200

Mary Barton (5)                 1998   $145,000         --        --          $2,927          $ 4,200
Sr. VP of Operations            1997   $145,000    $20,000    12,500          $1,692          $ 4,200
                                1996   $122,000    $20,000        --          $1,377          $ 4,200

Frank Barker                    1998   $157,880         --    15,000          $1,555               --
Chief Information Officer       1997   $123,064         --     3,000          $  457               --
VP of Information               1996   $32,208 (Partial Year)     --              --               --
  Technology


-------------------------

(1) On February 25, 1999, Mr. Bazzle resigned as Chairman of the Board, Chief Executive Officer, and Secretary and as a director of the Company.
(2) On February 25, 1999, Mrs. Bazzle resigned as President and Chief Operating Officer and as a director of the Company.
(3)  401 (k) Contribution and relocation bonus.
(4)  Represents automobile allowances and expenses.
(5)  Judy Kremers and Mary Barton resigned.


     The following table sets forth, as of December 31, 1998, the number of stock options and the value of unexercised stock options held by the Named Executive Officers. As of December 31, 1998, there had been no stock options exercised by any Named Executive Officer.

                         FISCAL YEAR-END OPTION VALUES


                                           Number of Shares           Value of Unexercised
                                        Underlying Unexercised        In-the-Money Options
                                     Options at December 31, 1998     at December 31, 1998
                                     ----------------------------  ---------------------------
                Name                 Exercisable    Unexercisable  Exercisable   Unexercisable
                ----                 -----------    -------------  -----------   -------------
S. Wayne Bazzle (1)................       0               0             0              0
Chairman of the Board, Chief
  Executive Officer and Secretary

Cheryl C. Bazzle (2)...............       0               0             0              0
President and Chief Executive
  Officer

Judy Kremers.......................       0               0             0              0
Vice President Operations

Mary Barton........................       0               0             0              0
Vice President Operations

Frank Barker (3)...................       0          15,000             0              0
Chief Information Officer



1) On February 25, 199, Mr. Bazzle resigned as Chairman of the Board, Chief Executive Officer, and Secretary and as a director of the Company.
2) On February 25, 1999 Mrs. Bazzle resigned as President and Chief Operating Officer and as a director of the Company.
3)  The 15,000 shares held by Frank Barker are exercisable as of March 6, 1999.

Bonus Plan

  The executive officers and certain other members of corporate management are eligible to receive cash bonuses in addition to their base salaries. The bonus plan for executive officers and corporate management is based upon individual performance and the Company's financial results for the fiscal year. No bonuses were paid to Named Executive Officers for fiscal 1998. Certain other corporate officers, corporate office management personnel and field managers are eligible to receive bonuses based on individual performance goals and Company performance. The executive officers' bonus plan is reviewed and approved by the Compensation Committee of the Company's Board of Directors. All other bonuses are reviewed and approved by the executive officers.

Stock Option Plans

  The Company has both a 1989 Stock Option Plan and a 1996 Long-term Incentive Plan. During 1998, no options were granted under the 1989 Stock Option Plan. "See Long Term Incentives"

Employee Stock Ownership Plan

     The Board of Directors adopted an Employee Stock Ownership Plan ("ESOP"), effective as of April 1, 1990, for eligible employees. The ESOP is an employee stock ownership plan that is intended to satisfy the applicable qualification requirements for such plans as set forth in the Internal Revenue Code (the "Code"). During January, 1998, the Board of Directors voted to terminate the ESOP. No action to actually terminate the ESOP was ever taken and the Board of Directors has subsequently passed a resolution not to terminate the ESOP.

     Contributions to the ESOP of Common Stock and cash by the Company, when declared at the discretion of the Board, are allocated to the accounts of participants based on the ratio each participant's compensation for the year bears to all participants' compensation for that year. Participants are not vested in any amounts allocated to them until they have completed at least 1,000 hours of service per year for one year. After five such years, the participant is 100% vested in such amounts. Generally, a participant also will be fully vested upon attaining age 65 or in the event of total and permanent disability, death or termination of the ESOP.

     Shares of Common Stock, together with any other ESOP assets, are held by a trustee appointed by the Company. Under the ESOP, each participant has a right to direct the trustee as to the manner in which shares of Common Stock allocated to his or her account, as well as a portion of the shares of Common Stock held by the trustee pending allocation to the participant accounts, are to be voted at each meeting of the Company stockholders. Allocated shares for which no timely instructions are received will be voted by the trustee proportionally in the manner as the shares for which voting instructions were received.

     Upon leaving the Company, a participant is entitled to the vested amounts which have been allocated to his or her account. Distributions of such amounts will be made after the ESOP valuation date one year after an employee leaves the Company. If a participant dies before receiving vested benefits from the ESOP, then ESOP assets held for such participant will be distributed to the participant's beneficiary. Under the ESOP, participants and beneficiaries with account balances in excess of $5,000 will receive ESOP distributions in the form of Common Stock and cash in lieu of any fractional shares. Account balances of less than $5,000 will be paid in cash.

401(k) Plan

     The Company maintains the HealthCor Holdings, Inc. Employees' Savings Plan (the "401(k) Plan"). All employees who are employed by the Company and are at least 21 years of age are eligible to participate upon employment with the Company. Employees may contribute to the 401(k) Plan up to 15% of their current compensation, subject to a statutory prescribed annual limit. The 401(k) Plan provides that the Company will make regular matching contributions to the 401(k) Plan each year in the amount of 50% of the participant's contribution, up to 6% of the participant's compensation. Employee contributions and the Company's matching contributions are paid to a corporate trustee and invested in various funds at the discretion of the participant. The Company's contribution, if any, vests over five years or earlier upon attainment of retirement at age 65, retirement for disability, death or termination of the 401(k) Plan.

     Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship. The 401(k) Plan is intended to qualify under
Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan, and income earned on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Employment Agreements

     In 1998 the Company entered into an employment agreement with Michael D. Ayres who is a Partner with TatumCFO Partners, L.L.P., pursuant to which Mr. Ayres was engaged to act as consulting Chief Financial Officer for the Company. The contract is cancellable on 30 day notice by either party. Total payments are $5,000 per week of which $1,000 is for other consulting services provided by TatumCFO.

Audit Committee Interlock and Insider Participation

     Mr. Foster currently serves as a member of the Audit Committee and is a general partner of RFE Associates IV, L.P., the general partner of RFE Investment Partners IV, L.P. Mr. Foster receives no compensation from the Company for serving as a Director of the Company. Compensation of the other non-employee members of the Board of Directors is determined by the entire Board of Directors with a view to attracting and retaining talented individuals to serve as directors.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE SHAREHOLDER RETURN PERFORMANCE PRESENTATION THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") established compensation policies and made the compensation decisions described herein for 1998. The Board of Directors has responsibility for administering the Company's 1989 Stock Option Plan and 1996 Long-Term Incentive Plan, including the full and final authority regarding the selection of award recipients and the size and terms of option grants. The Committee's compensation policies were applied to each of the Named Executive Officers in the same manner.

     The Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objectives of the Committee in determining the type and amount of executive officer compensation are to provide a compensation package consisting of a base salary, bonus, and long term incentives that allows the Company to attract and retain talented executive officers and to align their interests with those of the shareholders.

     In 1993, the U.S. Congress enacted Section 162(m) of the Code and the U.S. Treasury Department promulgated regulations thereunder that prevent publicly traded companies from receiving tax deductions on certain compensation paid to certain executive officers in excess of $1.0 million. For 1998, the amount of compensation (as defined for Code Section 162(m) purposes) paid to the Company's executive officers does not exceed the $1.0 million pay limit and will most likely not be affected by the statute and regulations in the near future. Nonetheless, the Committee is reviewing the statute and final regulations and, if appropriate, will take necessary actions in the future to minimize the loss of tax deductions related to compensation.

Base Salary

     During fiscal 1998, the base salaries for the Named Executive Officers were determined at the discretion of the Committee and were intended to be competitive with executive salaries in the median range for companies of similar size and stage of growth in the home health care industry based on the subjective view of the Committee and the internal responsibilities of such officers as determined in the subjective view of the Committee based on the Committee members' business experience. The Chairman of the Board and Chief Executive Officer's base salary was determined in this manner to be $289,016, as noted in the summary compensation table. The Committee believes that the base salaries for fiscal 1998 of the executive officers were within the median range for comparable positions for similar companies in the home health care industry. The Committee engaged a consultant to prepare a comparison of executive salaries paid by other companies, which together with the experience of the Committee members within the home health care industry and association with other companies formed the basis for their base salary decisions. See "Election of Directors" for a description of the home health care and business experience of each Committee member.

Bonus

     Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, all of the executive officers of the Company receive cash bonuses based upon the Company's overall financial performance and the achievement of certain other goals. The purpose of such bonuses is to reward and reinforce executive management's commitment to achieve levels of annual profitability and return consistent with increasing stockholder value.

     The Committee annually determines each executive's bonus level. The Committee takes into account various qualitative and quantitative factors which reflect the executive's position, longevity in office of each officer, level of responsibility and ability to impact the Company's profitability and financial success.

     Cash bonuses are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors. There were no bonuses paid out for the 1998 fiscal year.

Long Term Incentives

     The Company awarded 15,000 incentive stock options to Frank Barker, the Chief Information Officer in 1998. See table entitled " Fiscal Year-End Option Values."

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for the NASDAQ [OTCBB] Market (U.S. Companies) ("NASDAQ Market Index") and the CRSP Total Return Industry Index for a peer group of home health care stocks ("Health Care Index") for the period commencing on August 8,1996 and ending on December 31, 1998.

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                    AUGUST 8, 1996 THROUGH DECEMBER 31, 1998

                          [LINE GRAPH APPEARS HERE]

                         MEASUREMENT PERIOD  HEALTHCOR      NASDAQ
(FISCAL YEAR COVERED)      HOLDINGS, INC.    PEER GROUP  MARKET INDEX
-----------------------  ------------------  ----------  ------------
1996  Inception                      100.00      100.00        100.00
1996                                  85.71       78.09        117.82
1997                                  36.90       84.92        144.12
1998                                    .89       37.65        192.80

------------------
*  Peer Group Composite for 1998 includes: AHOM, AHG, IS, PSAI, and OS.

                            A.  CERTAIN TRANSACTIONS

     RFE Investment Partners IV, L..P., the beneficial owner of more than five percent of the outstanding Common Stock of the Company, has certain registration rights with regard to shares of Common Stock held by it.

     On December 23, 1998, the principal holders of the 11% Senior Notes provided working capital advances of $6,000,000 under a convertible loan agreement (as subsequently amended to provide for additional working capital advances of $10,100,000). The convertible loan is due December 31, 1999, and accrues interest at 11% per annum increasing to 13% per annum in the event of any non-payment of principal or interest amounts due. The agreement is secured by a pledge of the stock of the Company, as well as a security interest in substantially all of the assets of the Company and its subsidiaries. The Company is currently in default of several of the financial covenants in the convertible loan agreement.


                            SECTION 16(a) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge and based solely on review of the copies of such reports furnished to the Company during the period commencing January 1, 1998 and ending December 31, 1998, its Officers, Directors and greater than 10% beneficial owners had complied with all applicable Section 16(a) filing requirements.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                                 AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 1999 with respect to (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's Directors and Named Executive Officers; and (iii) all Directors and Named Executive Officers as a group. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after March 31, 1999, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                      Percent
                                            Number    Of Class
                                           ---------  --------

S. Wayne Bazzle and Cheryl C. Bazzle(1)    2,500,000      25.7
8150 North Central Expressway
Suite M2000
Dallas, Texas 75206

RFE Investment Partners IV, L.P            2,158,528      21.4
36 Grove Street
New Caanan, Connecticut 06840

Robert B. Crates(2)                           16,660       *

Jane B. Finley                                 1,024       *

Michael J. Foster(3)                       2,158,528       *

All Directors and Officers as a group      4,678,212      47.4

HealthCor Holdings, Inc.                     421,229       4.3
Employee Stock Ownership Plan

---------------------

(1) Of such shares, 1,125,000 are owned by S. Wayne Bazzle, 1,125,000 are owned by Cheryl C. Bazzle and 250,000 are owned by the John Bradley Bazzle Trust (the "Trust"). S. Wayne Bazzle and Cheryl C. Bazzle serve as trustees of the Trust. Each of Mr. and Mrs. Bazzle disclaim beneficial ownership of the shares owned by the other, and the Trust.
(2) 8,330 of such shares are owned by Mr. Crates individually and 8,330 of such shares are owned by JLK Venture Corp.., a corporation of which Mr. Crates is the sole director and a shareholder.
(3) Michael J. Foster disclaims beneficial ownership of the shares held of record by RFE Investment Partners IV, L.P., except to the extent of his partnership interest therein.


                B.  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of Arthur Andersen LLP, which has served as independent auditors of the Company since 1992, as independent auditors of the Company for the fiscal year ending December 31, 1999, and recommends ratification by the stockholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of the Company and in accordance with Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of Arthur Andersen LLP as the Company's independent auditors without the approval of the stockholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

     The 1998 Annual Report of the Company accompanies this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 2000 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the second page of this Proxy Statement, so that the Secretary receives it no later than January 2, 2000.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO HEALTHCOR HOLDINGS, INC., 8150 NORTH CENTRAL EXPRESSWAY, SUITE M2000, DALLAS, TEXAS 75206.

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                         By Order of the Board of Directors,


                                         Michael D. Ayres
                                         President and Treasurer
                                         May 28, 1999

                           HEALTHCOR HOLDINGS, INC.
                  8150 NORTH CENTRAL EXPRESSWAY, SUITE M-2000
                              DALLAS, TEXAS 75206

                      This Proxy is Solicited on Behalf of
                     The Board of Directors of the Company

     The undersigned hereby revoking all prior proxies, hereby appoints Michael
D. Ayres, with full power to act alone, as my true and lawful attorney-in-fact, agent and proxy, with full power of substitution, to vote all the shares of Common Stock of HealthCor Holdings, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of HealthCor Holdings, Inc. to be held on Wednesday, June 30, 1999 and at any adjournments and postponements thereof. The above-named proxies are hereby instructed to vote as shown on the reverse side of this card.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN, BUT WHERE NO DIRECTION IS GIVEN IT WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 IN THE MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS CHANGE ON REVERSE SIDE



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

[X] Please mark your
    votes as indicated in
    example.

This proxy when properly executed will be voted as specified herein, but where no direction is given, it will be voted "FOR" Proposals 1, 2, and 3 in the matters that may properly come before the meeting.

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
1. Election of            FOR   WITHHELD    2. Ratification of Arthur Andersen       FOR   AGAINST  ABSTAIN
   Directors for the      [_]     [_]          LLP to serve as the Company's         [_]     [_]      [_]
   term set forth in the                       independent auditors for 1999.
   accompanying
   prooxy statement.

Nominees:  Robert B. Crates     Jane B. Finley
           Michael J. Foster

3. In their discretion, upon such     FOR   AGAINST  ABSTAIN
   other business as may              [_]     [_]      [_]
   properly come before the
   meeting.

The undersigned(s) acknowledges receipt of the Notice of 1999 Annual Meeting of Stockholders and the proxy statement accompanying same each dated May 28, 1999.

WITHHELD FOR:  (To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

------------------------------------------------------------

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                           Please date this proxy and sign your name as it appears
                                                                           hereon. If there is more than one owner, each should
                                                                           sign. When signing as an Agent, attorney, administrator,
                                                                           guardian or trustee, please indicate your title as such.
                                                                           If executed by a corporation this proxy should be signed
                                                                           in the corporate name by a duly authorized officer who
                                                                           should so indicate his or her title.

                                                                           Dated:                                           , 1999
                                                                                 ------------------------------------------

                                                                           --------------------------------------------------------
                                                                           Signature

                                                                           ---------------------------------------------------------

                                                                           Signature if held jointly